Exhibit 99.1

IKANOS COMMUNICATIONS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands, except per share data)

Introduction to Unaudited Pro Forma Condensed Combined Financial Statements

On August 24, 2009, Ikanos Communications, Inc. (“Ikanos” or the “Company”) acquired the Broadband Access product line (“BBA”) of Conexant Systems, Inc. (“Conexant”), which include the product-related intellectual property, patents, fixed assets and inventory of the product line for a total purchase price of $53.1 million in cash and the assumption of approximately $6.4 million in employee and lease related liabilities.

Securities Purchase Agreement

In order to complete the BBA acquisition, the Company negotiated a $42.0 million cash investment by Tallwood III, L.P. Tallwood III Annex, L.P. and certain of their affiliates (collectively, the “Tallwood Investors”) pursuant to which the Company sold to the Tallwood Investors (i) 24 million shares of Ikanos common stock, par value $0.001 per share (the “Common Stock”), and (ii) warrants to purchase up to 7.8 million shares of Common Stock (the “Warrants”). The transaction was completed on August 24, 2009, and the purchase price of each share of Common Stock and the exercise price of each warrant to purchase a share of Common Stock under the securities purchase agreement was $1.75. In addition, the Company issued to the Tallwood Investors one share (the “Voting Share”) of Series A Preferred Stock, which provide the Tallwood Investors certain voting rights solely with respect to election of a minority of the members of the Board of Directors but does not share in the economics of Ikanos. The 24 million shares of Common Stock, Warrants and the Voting Share collectively are referred to as the Tallwood Investment.

The net proceeds for the Tallwood Investment were $38.8 million after capitalizing transaction-related costs of $3.2 million. The $3.2 million in transaction related costs consisted of investment banker, legal and accounting fees.

The value attributed to the Warrants was $7.6 million and was estimated as of August 24, 2009 using the Black-Scholes option-pricing model with the assumptions of an expected volatility of 62.5%, expected term of five years, no expected dividends and a risk free interest rate of 2.5%. The expected volatility was based on a blend of the volatility of the Company’s peer group in the industry in which it does business and the Company’s historical volatility. The expected term was five years which is equal to the life of the Warrants. The risk free interest rate was the yield on zero-coupon U.S. treasury securities for a period that is commensurate with the expected term assumption.

The following unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of Ikanos and BBA after giving effect to the acquisition of BBA by Ikanos using the purchase method of accounting in accordance with authoritative guidance issued by the Financial Accounting Standards Board (“FASB”), and applying the assumptions and adjustments described in the accompanying notes.

The unaudited pro forma condensed combined statements of operations for the fiscal years ended January 3, 2010 and December 28, 2008 are presented as if the acquisition had occurred on December 31, 2007 (the first day of the Company’s fiscal year 2008). The BBA acquisition and Tallwood investment are reflected in the most recent consolidated balance sheet reported by the Company in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 18, 2010 and is therefore omitted from these pro forma condensed combined financial statements.

You should read this information in conjunction with the:

•	accompanying notes to the unaudited pro forma condensed combined financial information;

IKANOS COMMUNICATIONS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands, except per share data)

•	separate audited historical consolidated financial statements of Ikanos as of and for the fiscal year ended January 3, 2010, filed by Ikanos on Form 10-K filed on March 18, 2010;

•	separate unaudited historical condensed financial information of BBA as of and for the nine months ended July 3, 2009, set forth in Exhibit 99.1 to Form 8-K filed by Ikanos on January 8, 2010; and

•

separate audited historical financial information of BBA as of and for the fiscal years ended October 3, 2008, September 28, 2007 and September 29, 2006, set forth in Exhibit 99.1 to Form 8-K filed by Ikanos on January 8, 2010.

IKANOS COMMUNICATIONS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands, except per share data)

	Ikanos Year Ended December 28, 2008	BBA Year Ended October 3, 2008	Pro Forma
			Adjustments		Combined
Revenue:
Revenue	$106,505	$171,156	$—		$277,661
Cost of revenue	61,827	102,573	4,463	(A)	168,863

Gross profit	44,678	68,583	(4,463)		108,798

Operating Expenses:
Research and development	43,231	70,307	—		113,538
Selling, general and administrative	25,823	26,967	3,815	(A)	55,109
			(1,496	)(B)
Operating asset impairments and special gains, net	12,496	114,233	—		126,729

Total operating expenses	81,550	211,507	2,319		295,376

Loss from operations	(36,872)	(142,924)	(6,782)		(186,578)
Investment impairment	(6,166)	—	—		(6,166)
Other expense, net	—	(134)	—		(134)
Interest income (expense), net	2,145	(3,794)	3,794	(C)	1,690
			(455	)(D)

Loss before income taxes	(40,893)	(146,852)	(3,443)		(191,188)
Provision for income taxes	220	3,569	—		3,789

Net loss	$(41,113)	$(150,421)	$(3,443)		$(194,977)

Basic and diluted net loss per share	$(1.41)				$(3.67)

Weighted average common shares outstanding	29,084		24,000	(E)	53,084

See accompanying notes to unaudited pro forma combined financial information.

IKANOS COMMUNICATIONS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands, except per share data)

	Ikanos Year Ended January 3,	BBA From the period January 1, 2009 through August 24,	Pro Forma
	2010	2009	Adjustments		Combined
		(unaudited)
Revenue:
Revenue	$130,688	$84,602	$—		$215,290
Cost of revenue	85,019	44,095	2,975	(A)	132,089

Gross profit	45,669	40,507	(2,975)		83,201

Operating Expenses:
Research and development	49,805	27,817	—		77,622
Selling, general and administrative	30,974	19,460	1,369	(A)	46,916
			(998	)(B)
			(3,889	)(F)
Restructuring, asset impairments and special charges	3,798	9,943	(2,460	)(G)	11,281

Total operating expenses	84,577	57,220	(5,978)		135,819

Loss from operations	(38,908)	(16,713)	3,003		(52,618)
Other expense, net	—	1,257	—		1,257
Investment gain	1,238	—	—		1,238
Interest income (expense), net	727	(2,010)	2,010	(C)	498
			(229	)(D)

Loss before income taxes	(36,943)	(17,466)	4,784		(49,625)
Provision for income taxes	158	490	—		648

Net loss	$(37,101)	$(17,956)	$4,784		$(50,273)

Basic and diluted net loss per share	$(0.97)				$(0.94)

Weighted average common shares outstanding	38,098		15,396	(E)	53,494	(E)

See accompanying notes to unaudited pro forma combined financial information.

IKANOS COMMUNICATIONS, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with SEC Regulation S-X Article 11, using the purchase method of accounting in accordance with authoritative guidance issued by the FASB and are based on the historical financial statements of Ikanos and BBA after giving effect to certain pro forma adjustments. The unaudited pro forma condensed combined statements of operations give effect to the BBA acquisition as if it had occurred on December 31, 2007 and presents the results of operations of Ikanos for the year ended December 28, 2008 combined with the results of operations of BBA for the year ended October 3, 2008, as well as the results of operations of Ikanos for the year ended January 3, 2010 combined with the results of operations of the BBA for the year ended October 2, 2009. Ikanos results for the year ended January 3, 2010 include BBA results from August 25, 2009 to January 3, 2010. The BBA acquisition and Tallwood investment are reflected in the most recent consolidated balance sheet reported by the Company in its Annual Report on Form 10-K filed with the SEC on March 18, 2010 and is therefore omitted from these pro forma statements.

For ease of reference, the unaudited pro forma condensed combined financial statements use Ikanos’ period-end date and no adjustments were made to BBA reported information for the different quarter-end date. The pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have been realized if the acquisition had been completed on the dates indicated, nor is it indicative of future operating results or financial position. The pro forma adjustments are based upon available information and certain assumptions that Ikanos believes are reasonable.

The unaudited pro forma condensed combined financial statements do not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the acquisition or the costs to integrate the operations of Ikanos and BBA or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements.

2.	Pro Forma Adjustments

This note should be read in conjunction with “Note 2 – Business Combinations” of the Company’s Annual Report on
Form 10-K as filed with the SEC on March 18, 2010. Adjustments included in the column under the heading “Pro Forma Adjustments” represent the following:

(A)	To record the amortization of acquired identifiable purchased intangibles. Existing technologies and in-process research and development are included as a component of cost of revenue in the pro forma condensed combined statements of operations, customer relationships and backlog are included as a component of selling, general and administrative expenses. An adjustment has been made to the amortization for the year ended January 3, 2010 to reflect actual amortization included in the Ikanos financial statements for the period of August 25, 2009 to January 3, 2010.

Acquired Intangible Assets:	Estimated Fair Value	Expected Life	Amortization for Year Ended December 28, 2008	Amortization for Year Ended January 3, 2010
Existing technologies	$13,390	3 years	$4,463	$2,975
In-process research and development (IPR&D)	4,935	*	—	—
Customer relationships	8,216	4 years	2,054	1,369
Order backlog	1,761	0.5 year	1,761	—

Total	$28,302		$8,278	$4,344

*	For purposes of these pro forma financials and based on the Company’s current expectation of product completion, IPR&D will not begin amortization until 2010.

(B)	To recognize the benefit related to recording certain leased properties at fair market value. The benefit, or excess lease liability, is a combination of unfavorable rent rates and excess space at two of the assumed leased properties.

(C)	To reverse interest expense on debt that was not assumed by the combined entity.

(D)	To adjust for the assumed reduction in interest income due to reduced cash balances because of the cash consideration issued as part of the acquisition. The reduced cash balance was determined as the difference between the BBA cash consideration of $53.1 million and the proceeds of the Tallwood financing of $38.8 million.

Assumed Interest Income Reduction	Reduction for Year Ended December 28, 2008	Reduction for Year Ended January 3, 2010
Reduction in interest income based on approximately $14.3 million of cash used at blended interest rate of 3.19% and 2.41% for the years ended December 28, 2008 and January 3, 2010, respectively	$455	$229

(E)	Pro forma basic and diluted net loss per share is computed using the weighted average number of common shares outstanding, including the pro forma effect of issuing 24.0 million shares of Ikanos common stock in connection with Tallwood’s financing of this transaction as of December 31, 2007 instead of August 24, 2009.

Reconciliation of reported weighted average basic and diluted outstanding shares to pro forma weighted average basic and diluted outstanding shares:

Weighted average basic and diluted outstanding shares as reported	38,098

Excluding Tallwood weighted average shares issued on August 24, 2009, which are included in the as reported	(8,604)
Weighted average number of shares issued to Tallwood as if issued at the beginning of the reporting period	24,000

Pro forma weighted average basic and diluted shares	53,494

(F)	To eliminate historical direct costs incurred by the Company related to the BBA acquisition. These costs are mainly comprised of investment banker, legal, accounting and audit fees.

(G)	IPR&D comprised mainly of two projects in process as of the acquisition date. The two projects were next generation VDSL solutions, one for the access line of business and the other for the gateway line. After reviewing the two projects, it was determined that further development of the access project was not required and was abandoned. Accordingly, the Company recorded an operating asset impairment charge of $2.5 million during the year ended January 3, 2010. This adjustment excludes the IPR&D asset impairment from the pro forma statement of operations as it is not a recurring operating expense.